EXHIBIT 5(a)(vii)
                          INVESTMENT ADVISORY CONTRACT

         HT Insight Funds, Inc. d/b/a Harris Insight Funds (the "Company"), a Maryland Corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company, and Harris Trust and Savings Bank, an Illinois bank (the "Adviser"), agree as follows:

         1. APPOINTMENT OF ADVISER. The Company appoints the Adviser to furnish investment advisory and other services to the Company for its Hemisphere Free Trade Fund, and the Adviser accepts that appointment, for the period and on the terms set forth below. In the event that the Company establishes more portfolios other than the Fund named above with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement, it shall notify the Company in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Fund named above except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Fund in writing by the Company and the Adviser at the time.

         2.       SERVICES OF ADVISER.

         (a) INVESTMENT MANAGEMENT. Subject to the overall supervision and control of the Board of Directors of the Company (the "Board of Directors"), the Adviser shall have supervisory responsibility for the general management and investment of the Fund's assets, giving due consideration to the investment policies and restrictions, portfolio transaction policies and the other statements concerning the Fund in the Company's Articles of Incorporation, by-laws and registration statements under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), to the provisions of the 1933 Act and the 1940 Act and rules and regulations thereunder, to the provisions of the Internal Revenue Code applicable to the Fund as a regulated investment company and to other applicable law (the "Investment Policies and Restrictions"). It is understood that the Adviser intends to enter into a portfolio management contract (a "Portfolio Management Contract") with Harris Investment Management, Inc. (the "Portfolio Management Agent"). The Portfolio Management Agent or any successor to a Portfolio Management Agent shall have the responsibilities and duties set forth in Section 3 below and in its respective Portfolio Management Contract. As long as the Portfolio Management Contract is in effect, the services provided by the Adviser will be limited to the supervision and oversight of the Portfolio Management Agent's performance under the Portfolio Management Contract.

         (b) MONITORING PORTFOLIO MANAGEMENT AGENT. The Adviser shall monitor and evaluate the investment performance of the Portfolio Management Agent; and shall monitor the investment activities of the Portfolio Management Agent to ensure compliance with the Investment Policies and Restrictions.





         (c) REPORTS AND INFORMATION. The Adviser shall furnish to the Board of Directors periodic reports on the investment strategy and performance of the Funds and such additional reports and information as the Board of Directors or the officers of the Company may reasonably request.

         (d) CUSTOMERS OF FINANCIAL INSTITUTIONS. It is understood that the Adviser may, but shall not be obligated to, provide, either directly or through agents, administrative and other services with respect to shareholders who are customers of the Adviser or its affiliates, including establishing shareholder accounts, assisting the Company's transfer agent with respect to recording purchase and redemption transactions, advising shareholders about the status of their accounts, current yield and dividends declared and such related services as the shareholders or the Fund may request. It is further understood that the Adviser may, but shall not be obligated to, make payments from its own resources to other financial institutions that provide similar services to shareholders of the Fund that are customers of such institutions. Notwithstanding the foregoing, the Adviser shall not provide any distribution services to the Company that the Adviser is legally precluded from providing under the Glass-Steagall Act or other applicable law.

         (e) UNDERTAKINGS OF ADVISER. The Adviser further agrees that it will:

         (i) Comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code relating to regulated investment companies, applicable banking laws and regulations, and policy decisions and procedures adopted by the Board of Directors from time to time;

         (ii) Select broker-dealers in accordance with guidelines established by the Board of Directors from time to time and in accordance with applicable law (consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Adviser with research advice and other services);

         (iii) Maintain books and records with respect to the securities transactions of the Fund; and

         (iv) Treat confidentially and as proprietary information of the Company all records and other information relative to the Company or to prior, present or potential shareholders, and will not use such records or information for any purpose other than in the performance of its responsibilities and duties hereunder, except (A) after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld, (B) when so requested by the Company, (C) as required by tax authorities or (D) pursuant to a judicial request, requirement or order, provided that the Adviser takes reasonable steps to provide the Company with prior notice in order to allow the Company to contest such request, requirement or order.

         (f) BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser agrees that all records that it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         (g) INDEPENDENT CONTRACTOR. The Adviser shall for all purposes herein be deemed to be an independent contractor and not an agent of the Company and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way.

         3. SERVICES OF PORTFOLIO MANAGEMENT AGENT. Subject to the overall supervision and control of the Board of Directors and the Adviser and pursuant to the terms of its Portfolio Management Contract, the Portfolio Management Agent shall manage the investment and reinvestment of the Fund's assets giving due consideration to the Investment Policies and Restrictions. The Adviser shall not be responsible or liable for the investment merits of any decision by a Portfolio Management Agent to purchase, hold or sell a security for the portfolio of a Fund.

         4. EXPENSES BORNE BY THE COMPANY. Except as otherwise provided in this Agreement or any other contract to which the Company is a party, the Company shall pay all expenses incidental to its organization, operations and business including, without limitation: all charges of depositories, custodians, sub-custodians and other agencies for the safekeeping and servicing of its cash, securities and other property, and of its transfer, shareholder recordkeeping, dividend disbursing and redemption agents, if any; all charges for equipment or services used for obtaining price quotations; all charges for accounting services provided to the Company by the custodian, the Adviser or any other provider of accounting services; all expenses of portfolio pricing, net asset value computation and reporting portfolio information to the Adviser or Portfolio Management Agent; all charges for services of administration; all charges of independent auditors and legal counsel; all compensation of the Directors other than those affiliated with any entity providing advisory or administrative services to the Company, and all expenses incurred in connection with their services to the Company; all expenses of preparing, printing and distributing notices, proxy solicitation material and reports to shareholders of the Fund; all expenses of meetings of shareholders; all expenses of preparation and printing of annual or more frequent and of supplying each then existing shareholder or beneficial owner of shares of the Fund with a copy of a revised prospectus; all expenses related to preparing and transmitting certificates representing shares of the Fund, if any; all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Directors; all costs of borrowing money; all taxes and corporate fees payable to Federal, state or other governmental agencies, domestic or foreign; all stamp or other transfer taxes; all expenses of registering and maintaining the registration of the Company under the 1940 Act and of shares of the Fund under the 1933 Act, of qualifying and maintaining qualification of the Company and of shares of the Fund for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Company or its business activities; all payments pursuant to a plan adopted on behalf of the Fund pursuant to Rule 12b-1 under the 1940 Act; all fees, dues and other expenses incurred by the Company in connection with membership of the Company in any trade association or other investment company organization; and extraordinary expenses. In addition the Fund shall pay all broker's commissions and other charges relating to the purchase and sale of portfolio securities or other assets of the Fund.

         5. ALLOCATION OF EXPENSES BORNE BY COMPANY. Any expenses borne by the Company that are attributable solely to the organization, operation or business of the Fund shall be paid solely out of assets of the Fund. Any expense borne by the Company that is not solely attributable to the Fund, nor solely to any other portfolio of the Company, shall be apportioned in such manner as the Company or an administrator for the Company determines is fair and appropriate, or as otherwise specified by the Board of Directors.

         6. EXPENSES BORNE BY ADVISER. The Adviser at its own expense shall furnish personnel, office space and office facilities and equipment required to render its services pursuant to this Agreement and shall be responsible for payment of the fees of the Portfolio Management Agent pursuant to the Portfolio Management Contract (but the Adviser shall not be responsible for any expenses such Portfolio Management Agent may incur in connection with their performance of services for the Company).

         7. COMPENSATION OF ADVISER. For the services to be rendered and the expenses to be assumed and to be paid by the Adviser under this Agreement, the Company shall pay to the Adviser a fee, computed and accrued daily and payable on the first business day of each month, at an annual rate of 0.90% of the average daily net assets of the Fund. Such fee is attributable to the Fund shall be a separate charge to the Fund and shall be the several (and not joint or joint and several) obligation of the Fund.

         8. EXPENSE LIMITATION. If for any fiscal year of the Fund the total expenses allocated to the Fund pursuant to paragraph 5 (including fees paid to the Adviser and any other service provider but excluding taxes, interest, commissions and other normal charges incident to the purchase and sale of portfolio securities, extraordinary charges such as litigation costs, and payments pursuant to a Fund's Rule 12b-1 Plan) exceed the most restrictive applicable limits prescribed by any state in which shares of the Fund are then being offered for sale to the public, the Adviser agrees to reimburse the Company in an amount equal to such excess, provided that the Adviser shall not be required to reimburse the Fund for any year in an amount greater than the amount of fees received by it with respect to management of the Fund for that year. Any such reimbursement by the Adviser, or refund by the Fund of an excess reimbursement, shall be paid monthly on an estimated basis.

         9. NON-EXCLUSIVITY. The services of the Adviser to the Company under this Agreement are not to be deemed exclusive and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired by such other activities.

         10. STANDARD OF CARE. Neither the Adviser, nor any Portfolio Management Agent, nor any of their respective directors, officers, agents or employees shall be liable or responsible to the Company or its shareholders for any error of judgment, or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser or a Portfolio Management Agent of its duties under this Agreement or a Portfolio Management Contract, respectively, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser or Portfolio Management Agent, respectively, or from reckless disregard by the Adviser or the Portfolio Management Agent of its obligations and duties under this Agreement or the Portfolio Management Contract, respectively.

         11. AMENDMENT. This Agreement may not be amended with respect to the Fund without the affirmative votes (a) of a majority of the Directors of the Directors, including a majority of those Directors who are not "interested persons" of the Company or the Adviser and (b) of a "majority of the outstanding shares" of the Fund. The terms "interested person" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in Sections 2(a)(19) and 2(a)(42) of the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

         12. TERMINATION. This Agreement may be terminated as to the Fund, at any time, without payment of any penalty, by the Board of Directors, or by a vote of a majority of the outstanding shares of the Fund, upon at least 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time upon at least 60 days' written notice to the Company. This Agreement shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to the Fund for a period of two years from the date hereof and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Directors who are not interested persons of the Company or of the Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Directors or by a vote of a majority of the outstanding shares of the Fund.

         13. NOTICE. Any notice, demand, change of address or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows:

         To the Adviser:   Harris Trust and Savings Bank
                           111 W. Monroe Street Suite 6W
                           Chicago, IL  60604


                           Telephone:  312-461-4088

                           Fax:  312-293-4291






         To the Company:   HT Insight Funds, Inc.




                           Telephone:

                           Fax:

         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof.

         14. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.






         15. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "under this Agreement" shall be deemed to refer to this Agreement or this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: April 9, 1996
                                           HT INSIGHT FUNDS, INC.


                                           By       /s/ Patricia L. Bickimer
                                                    ----------------------------
                                                    Name: Patricial L. Bickimer
                                                    Title: President
ATTEST:


 ..................................
Patricia L. Bickimer, Secretary
                                           HARRIS TRUST AND SAVINGS BANK


                                           By       /s/ Peter P. Capaccio
                                                    ----------------------------
                                                    Name: Peter P. Capaccio
                                                    Title: Senior Vice President

ATTEST:


 ............................
______________________, Assistant Secretary